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                                                                    Exhibit 23.2
                                                                    ------------


                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors and Shareholders
Eagle Financial Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated October 17, 1996, contains an explanatory paragraph that states the Company changed its method of accounting for investment securities in 1995, and its methods of accounting for postretirement benefits other than pensions and income taxes in 1994.



/s/ KPMG Peat Marwick LLP

Hartford, Connecticut

April 21, 1997

                                      E-6